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                                                                   EXHIBIT 21.1





                              List of Subsidiaries


NAME OF SUBSIDIARY                        STATE OF INCORPORATION

TriStar Airline Services, Inc.              Texas corporation
TriStar Aircraft Services, Inc.             Texas corporation
Pride Aviation, Inc.                        Oklahoma corporation
Casper Air Service                          Wyoming corporation
Aero Design, Inc.                           Tennessee corporation
Battery Shop, LLC                           Tennessee limited liability company